Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Independent Registered Public Accounting Firm” in the Base Prospectus and to the incorporation by reference of our report dated January 26, 2011, with respect to the financial statements of Tortoise Capital Resources Corporation for the year ended November 30, 2010, in the Registration Statement (Form S-3) filed with the Securities and Exchange Commission in this Amendment No. 2 under the Securities Act of 1933 (Registration No. 333-176944).

/s/ Ernst & Young LLP

Kansas City, Missouri
January 25, 2012